                                                                Exhibit 99


                                [HNC SOFTWARE LOGO]

                               September 22, 2000



Dear HNC Software Stockholder:

        We are sending you this Information Statement to inform you that we are spinning off our subsidiary, Retek Inc. ("Retek"), to the holders of our common stock. We are effecting this spin-off by distributing 1.243 shares of Retek common stock as a dividend on each outstanding share of HNC common stock, amounting to 40,000,000 shares of Retek common stock in total. The dividend will be distributed after the close of the market at 5:00 PM Eastern Daylight time on September 29, 2000 to holders of record of HNC common stock at 5:00 PM Eastern Daylight time on September 15, 2000.

        Retek provides Internet-based, business-to-business software solutions for retailers and their trading partners. Retek's software offers a retail focused solution that incorporates technology to predict customer demand and behavior. Retek's software solutions enable retailers to use the Internet to communicate and collaborate efficiently with their suppliers, distributors, wholesalers, logistics providers, brokers, transportation companies, consolidators and manufacturers. Retek seeks to further enhance the ability of retailers to interact with their supply chain through retail.com, an electronic commerce network providing collaborative business-to-business software solutions to the retail industry. Retek markets its software solutions through its direct and indirect sales channels primarily to retailers who sell to their customers via traditional retail stores, catalogs and/or Internet-based store fronts. To date, Retek has licensed its solutions primarily to larger retailers. Retek expects its retail.com network offering to extend its target market by making its solutions available to small and mid-sized retailers and their trading partners.

        In September 1999, HNC's Board of Directors determined that it would be in the best interests of HNC's stockholders to separate Retek's business from HNC's business. In November 1999, Retek completed the initial public offering of its common stock, which resulted in the issuance of approximately 13.65% of Retek's stock to the public. Since then, Retek has issued approximately 1.33 million additional shares of Retek common stock upon the exercise of stock options granted under Retek's employee stock purchase plan and in connection with Retek's acquisition of other businesses, and business alliances.

        Following this spin-off, we will no longer own shares of Retek and Retek will be a fully independent, publicly-traded company. No vote of HNC stockholders is required



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in connection with the spin-off of Retek. Therefore, you are not required to take any action. We are sending you the enclosed Information Statement, which contains important information about the terms of the spin-off, for your information only. The enclosed Information Statement provides information about:


        - the U.S. federal income tax treatment of the shares of Retek common stock you will receive in the spin-off;

        - how we determined the number of shares of Retek common stock you will receive in the spin-off;

        -    how fractional shares of Retek common stock will be treated;

        - a brief description of the background and business of Retek and Retek's common stock; and

        -    how you can obtain additional information about the spin-off.

        We believe the spin-off will benefit HNC, Retek and our stockholders. Thank you for your investment in HNC.

                                       Sincerely,

                                       HNC SOFTWARE INC.

                                       John Mutch
                                       President and Chief Executive Officer



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                              INFORMATION STATEMENT

                             SPIN-OFF OF RETEK INC.
                            THROUGH THE DISTRIBUTION
                                       BY
                                HNC SOFTWARE INC.
                   OF 40,000,000 SHARES OF RETEK COMMON STOCK
                                       TO
                      HNC SOFTWARE INC. COMMON STOCKHOLDERS

          THE DATE OF THIS INFORMATION STATEMENT IS SEPTEMBER 22, 2000.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE REVIEWED THIS INFORMATION STATEMENT OR DETERMINED IF THIS INFORMATION STATEMENT IS ACCURATE OR ADEQUATE. IN ADDITION, NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED RETEK'S COMMON STOCK OR HNC'S DISTRIBUTION OF RETEK COMMON STOCK TO YOU PURSUANT TO THIS SPIN-OFF. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  THE SPIN-OFF

APPROVAL AND STRUCTURE

        On August 7, 2000, HNC's Board of Directors approved the spin-off of Retek to holders of HNC's common stock. To effect this spin-off, HNC's Board declared a dividend on HNC common stock consisting of the 40,000,000 shares of Retek common stock owned by HNC. As of September 15, 2000 these shares represented approximately 83.93% of the outstanding shares of Retek's common stock. The dividend will be distributed on September 29, 2000, in the amount of
1.243 shares of Retek common stock for each share of HNC common stock outstanding on the record date for the dividend, as explained in more detail below.

        You will not be required to pay any cash or other consideration for the whole shares of Retek common stock distributed to you in the spin-off or to surrender or exchange your shares of HNC common stock to receive the dividend of Retek common stock.

HOW MANY RETEK SHARES WILL YOU RECEIVE IN THE SPIN-OFF?

        For each share of HNC common stock that you owned at 5:00 PM Eastern Daylight time on September 15, 2000, the record date, you will be entitled to receive that number of Retek shares equal to the quotient obtained by dividing the total number of



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shares of Retek common stock to be distributed in the spin-off by the number of shares of HNC common stock that were outstanding at 5:00 PM Eastern Daylight time on the record date. Thus, the following equation determines the number of shares of HNC common stock you will be entitled to receive for each share of HNC common stock you held on the record date for the dividend:


          Total number of shares of Retek
         to be distributed in the spin-off      =    40,000,000    =   1.243
      --------------------------------------         ----------
               Number of shares of                   32,179,222
           HNC common stock outstanding
       as of 5:00 PM Eastern Daylight time
                on the record date

        Based on the approximate number of shares of HNC common stock outstanding as of 5:00 PM Eastern Daylight time on September 15, 2000, you will be entitled to receive approximately 1.243 shares of Retek common stock for each share of HNC common stock you owned at 5:00 PM Eastern Daylight time on the record date.

WHEN AND HOW WILL I RECEIVE THE DIVIDEND?

        We will distribute the spin-off dividend on September 29, 2000 by releasing our shares of Retek common stock to be distributed in the spin-off to the transfer agent. As of 5:00 PM Eastern Daylight time on September 29, 2000 the transfer agent will cause a Retek stock certificate for the shares of Retek common stock to which you are entitled by reason of the dividend to be registered in your name. As of that time, you will become the record holder of that number of shares of Retek common stock.

        The transfer agent will not deliver, and you will not receive, any fractional shares of Retek common stock in connection with the spin-off. Instead, on September 29, 2000 the Retek transfer agent will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share of Retek stock. Such holders will then receive a cash payment from the Retek transfer agent in the amount of their pro rata share of the total net proceeds of that sale, less ordinary and customary commissions or charges, of that sale. The transfer agent will have full discretion to sell the aggregate fractional Retek shares at such price or prices as the transfer agent may decide.

        You will receive stock certificates representing your ownership of whole shares of Retek common stock from the transfer agent. The transfer agent will begin mailing stock certificates representing your ownership of whole shares of Retek common stock on or promptly after September 29, 2000, the distribution date. Your check for any cash that you may be entitled to receive instead of fractional shares of HNC common stock will follow separately. We currently estimate that it will take about two weeks from the dividend payment date for the transfer agent to complete these mailings.



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TRADING BETWEEN THE RECORD DATE AND DISTRIBUTION DATE

        After the September 15, 2000 record date and market close on September 29, 2000, the distribution date, there will be two markets in HNC common stock, a "regular way" market and an "ex-dividend" market. Shares that trade on the regular way market will trade with an entitlement to shares of Retek common stock distributed pursuant to the spin-off. Shares that trade on the ex-dividend market will trade without an entitlement to shares of Retek common stock distributed pursuant to the spin-off. Therefore, if you owned shares of HNC common stock at 5:00 PM Eastern Daylight time on the record date, and sell those shares on the regular way market prior to market close on September 29, 2000, the distribution date, you will also be trading the shares of Retek common stock that would have been distributed to you on those HNC shares pursuant to the spin-off. If you sell those shares of HNC common stock on the ex-dividend market prior to the distribution date, you will still receive the shares of Retek common stock that were to be distributed to you pursuant to your ownership of the shares of HNC common stock.

        In addition, between the record date and market close on the distribution date there will be two markets in Retek common stock, a "regular way" market and a "when-issued trading" market. The regular way market will be the same market for shares of Retek common stock that currently exists. The when-issued trading market will be a market for shares of Retek common stock that will be distributed to HNC stockholders on the distribution date. If you owned shares of HNC common stock at 5:00 PM Eastern Daylight time on the record date, then you are entitled to shares of Retek common stock distributed pursuant to the spin-off. You may trade this entitlement to shares of Retek common stock, without the shares of HNC common stock you own, on the when-issued trading market.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        Tax-Free Status of the Spin-off. We have received a private letter ruling from the Internal Revenue Service or "IRS" stating that our distribution of whole shares of Retek common stock to our common stockholders in connection with the spin-off will be tax-free to us and to the holders of our common stock for U.S. federal income tax purposes. This means that, for U.S. federal income tax purposes:

        - HNC common stockholders will not recognize a gain or loss by reason of the receipt of whole shares of Retek common stock as a result of the spin-off; and

        -       HNC will not recognize a gain or loss by reason of the spin-off.

        Although private letter rulings are generally binding on the IRS, HNC and its stockholders will not be able to rely on the ruling if any of the factual representations or assumptions we made to obtain the ruling are incorrect or untrue in any material respect.



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We are not currently aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any material respect. Nevertheless, if the IRS subsequently held our spin-off to be taxable, the above consequences would not apply and HNC and its common stockholders could be subject to taxation.

        Subsequent Sale of Stock. If you sell your shares of Retek common stock or HNC common stock after the distribution, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

        Holding Period. For capital gains purposes, the holding period of the shares of Retek common stock that you receive as a result of the spin-off will include the holding period for your record date shares of HNC common stock, provided that your record date shares of HNC common stock are held as a capital asset on the dividend payment date.

        Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of Retek common stock as part of the spin-off, that cash will be treated for U.S. federal income tax purposes as if it were paid to you in exchange for such fractional share of Retek stock. Provided that the fractional share is considered to be held as a capital asset, you will realize a capital gain or loss measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as described below. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for your shares of HNC common stock on which the distribution of Retek common stock is distributed to you.

        Allocation of Tax Basis. Your tax basis in the Retek common stock you receive in the spin-off will be determined based on your tax basis in the shares of HNC common stock you owned on the record date (the "RECORD DATE SHARES"). Your record date shares are the shares of HNC common stock on which HNC's dividend of Retek common stock to you in the spin-off will be made. Following the spin-off, your aggregate tax basis in your record date shares of HNC common stock and in the shares of Retek common stock you receive in the spin-off, including any fractional Retek shares sold for cash as described above, will be the same as your aggregate tax basis in your record date shares of HNC common stock immediately prior to the spin-off. The aggregate tax basis in your record date shares of HNC common stock immediately prior to the spin-off will be allocated between your record date shares of HNC common stock and the shares of Retek common stock you receive in the spin-off in proportion to the fair market value of those shares of HNC common stock and Retek common stock at market close on the September 29, 2000 distribution date.

        For your reference, attached, as Appendix 1 is an example of how the tax basis in your record date shares would be reallocated between your record date shares and the shares of Retek common stock you receive in the spin-off.



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        State, Local and Foreign Tax Consequences. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of Retek common stock in the spin-off and any payment for fractional shares.

        Tax Return Statement. U.S. Treasury regulations require you to attach to your U.S. federal income tax return, for the year in which the spin-off occurs, a detailed statement setting forth certain information regarding the nature of the spin-off. Within a reasonable time after completion of the spin-off, we will provide you with the information necessary to comply with that requirement. You should retain this statement so it can be completed and attached to your tax return.

        The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to stockholders who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code. All HNC stockholders should consult their own tax advisors as to the particular tax consequences to them of the spin-off, including the state, local and (if applicable) foreign tax consequences.

                             INFORMATION ABOUT RETEK

OVERVIEW OF RETEK'S BUSINESS

        Retek provides Internet-based, business-to-business software solutions for retailers and their trading partners that enable retailers to manage the entire retail supply chain. Retek's software offers a retail focused solution that incorporates technology that can predict customer demand and behavior, which Retek refers to as predictive technology. Retek's software solutions enable retailers to use the Internet to communicate and collaborate efficiently with their suppliers, distributors, wholesalers, logistics providers, brokers, transportation companies, consolidators and manufacturers.

        Key strategic features of Retek's software solutions are:

        - Link participants in the retail supply chain. Retek's solutions electronically link retailers with their trading partners to facilitate collaboration across all aspects of the supply chain, from the initial prediction of customer demand through product design and manufacturing, to inventory management, with the goal of enabling retailers to reduce unnecessary costs and time-to-market, while increasing product quality and improving margins.

        - Use of predictive and analytic technologies. Retek's solutions use advanced predictive tools to process and analyze the vast amounts of data available to retailers. These unique, proprietary technologies enable Retek's customers to identify patterns in data that may not otherwise be visible in order to reduce inventories, increase marketing effectiveness and improve customer satisfaction.



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        -       Internet-based, rapidly deployable and scalable solutions.
                Retek's Internet-based software solutions are easy to use and rapidly deploy. They are highly scalable and retail sector focused.

        Retek's various products perform functions such as inventory control, automated warehouse management and import management and can be used in forecasting, inventory replenishment and other functions. Retek's retail.com website and related solutions allow participants in the retail supply chain, ranging from retailers to their direct and indirect suppliers and manufacturers, to collaboratively plan and communicate through the use of Internet-based tools.

        Retek's revenues for its fiscal year ended December 31, 1999 were approximately $69.2 million, which resulted in net loss of approximately $5.4 million for that fiscal year.

                 BACKGROUND OF THE SEPARATION OF RETEK FROM HNC

        In September 1999, HNC's Board of Directors decided to separate Retek's business from HNC's business and in November 1999 entered into a series of agreements with Retek to effect that separation. In connection with the separation, in November 1999, HNC transferred to Retek all the shares of Retek Information Systems, Inc., a subsidiary that conducted much of the business of HNC's retail division. Immediately after the date, Retek began operating as a separate subsidiary of HNC. Retek consummated an initial public offering of approximately 13.65% of its common stock on November 17, 1999. Upon the completion of the initial public offering, HNC owned approximately 86.35% of the shares of Retek common stock.

        In the final step of the separation, HNC plans to distribute all of the shares of Retek common stock it owns to the holders of HNC's common stock on a pro rata basis. On August 7, 2000, after consideration of the timing, structure and terms of various means by which to complete the separation of Retek from HNC, the HNC Board of Directors approved the distribution of 40,000,000 shares of Retek common stock to holders of HNC common stock as of 5:00 PM Eastern Daylight time on September 15, 2000 by means of a dividend as described in this Information Statement. Effective as of the time of the completion of the spin-off, nominees of HNC who have been serving on Retek's Board of Directors will resign from Retek's Board. After the spin-off, HNC will not own any shares of Retek common stock and Retek will be a fully independent, publicly-traded company.



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                      INFORMATION ABOUT RETEK COMMON STOCK


RETEK COMMON STOCK

        Under Retek's Amended and Restated Certificate of Incorporation, the authorized capital stock of Retek consists of 150,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of undesignated preferred stock, $0.01 par value. As of September 15, 2000, there were 47,656,314 shares of Retek common stock outstanding and no shares of Retek preferred stock outstanding.

MARKET FOR RETEK COMMON STOCK

        Retek common stock trades on the Nasdaq Stock Market, as a National Market System stock under the symbol "RETK." A public market was established for Retek common stock as a result of Retek's initial public offering in November 1999.

        The following table sets forth, for the periods indicated, the high and low sale prices of Retek common stock as reported on the Nasdaq Stock Market. We urge you to obtain current quotations for Retek common stock.

               1999                                High                 Low
               ----                                ----                 ---
Fourth Quarter (November 18 to December 31)       $93.94               $32.56

               2000                                High                 Low
               ----                                ----                 ---
First Quarter (January 1 to March 31)             $77.25               $41.875
Second Quarter (April 1 to June 30)               $42.25               $16.75
Third Quarter (July 1 through September 15)       $44.00               $24.1875


RETEK'S TRANSFER AGENT

        The transfer agent and registrar for Retek's common stock is ChaseMellon Shareholder Services LLC. You may contact the transfer agent and registrars at the address set forth below or at its toll free number 1-800-370-1163. Stockholders outside the United States and Canada may contact the transfer agent and registrar by calling (312) 704-7100. All correspondence should be sent to the following address.

        ChaseMellon Shareholder Services
        Attention Retek Shareholder Services
        P.O. Box 3315
        South Hackensack, New Jersey  07606



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                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

        Retek and HNC are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, each company files registration statements, reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, including financial statements. Retek has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Retek, we urge you to read Retek's reports filed with the SEC.

        You may read and obtain copies (at prescribed rates) of Retek's and HNC's reports at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549. You may also obtain these reports at the SEC's website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

        Our website offers additional information about the spin-off at http://www.hncs.com.



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                                  APPENDIX "1"

                                       TO

                              INFORMATION STATEMENT

                       Examples of Allocation of Tax Basis

        To aid you in calculating the allocation of your tax basis, we have provided examples below, based on the fictitious companies Parent and Sub. In the following examples: (a) "Parent" is the name of the parent company spinning off its subsidiary, " Sub"; and (b) pursuant to Parent's distribution of the Sub stock it holds, each holder of Parent common stock is entitled to receive 1.5 of a share of Sub common stock for every share of Parent common stock held by such holder.

        1. On January 1, 2000, Stockholder purchased 100 shares of Parent common stock at $80 per share for a total of $8,000. Stockholder's tax basis in his shares of Parent common stock is $8,000. Thereafter, in the distribution, Stockholder received 150 shares of Sub common stock. On August 1, 2001, Stockholder sold his 100 shares of Parent common stock for $95 per share and sold his 150 shares of Sub common stock for $40 per share. Stockholder's proceeds from the sale totaled $15,500. Stockholder's aggregate tax basis in the shares of Sub's common stock and Parent's common stock was $8,000. Therefore, Stockholder will be subject to long-term capital gains tax on $7,500 ($15,500-$8,000 = $7,500).

        2. On January 1, 2000, Stockholder purchased 43 shares of Parent common stock at $80 per share for a total of $3,440. Stockholder's tax basis in her shares of Parent common stock is thus $3,440. On the distribution date, the fair market value of Parent common stock was $95 per share and the fair market value of Sub common stock was $30 per share.

        Upon the distribution, Stockholder was entitled to 64.5 shares of Sub common stock. Stockholder received 64 shares of Sub common stock and $15 in cash, representing payment for one-half of the value of one share of Sub common stock (0.5 x $30 = $15).

        Stockholder's aggregate tax basis in the shares of Sub common stock and Parent common stock she holds after the distribution is $3,440. The fair market value of one share of Parent common stock on the distribution date was 316% of the fair market value of one share of Sub common stock. Therefore, Stockholder's per share tax basis in her Parent common stock should be 316% of his per share tax basis in her Sub common stock. The sum of Stockholder's per share tax basis in Parent common stock multiplied by the number of shares of Parent common stock she holds plus Stockholder's per share tax basis in Sub common stock multiplied by the number of shares of Sub common stock she holds equals her aggregate tax basis in those shares which will be equal to the aggregated tax basis Stockholder held in her shares of Parent common stock before the



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distribution. Thus, the following equation will yield Stockholder's per share tax basis in her Sub common stock:

        (S x X) + (P x Y) = Stockholder's aggregate tax basis

        S = the number of shares of Sub common stock (including fractional shares) held by Stockholder and received in the distribution;

        P = the number of shares of Parent common stock held by Stockholder on the record date for determining Parent stockholders entitled to receive Sub stock in the distribution;

        X  = Stockholder's per share tax basis in such Sub common stock;

        Y  = Stockholder's per share tax basis in such Parent common stock;

        and

        Y = R x X

        R = the percent of the fair market value of Sub common stock represented by the fair market value of Parent common stock.

        Thus, in the example above "X" is determined by the following formula:

        64.5X + 43 (3.16 X) = $3,440; therefore X = $17.17.

        Therefore, Stockholder's per share tax basis in his Sub common stock is $17.17. Stockholder's per share tax basis in his Parent common stock is $54.25.
Note: You cannot add the per share tax basis of a share of Parent and a share of Sub together to equal the per share tax basis of Parent before the distribution ($80). You must multiply the per share tax basis of one share of Sub stock by
1.5 because, in the above example, 1.5 is the number of shares of Sub common stock that Stockholder received for each share of Parent common stock she held. In our example, to check the calculation, use the following formula:

        ($54.25) + (1.50 x $17.17) = the original per share tax basis

        $54.25 + $25.75 = $80 (the original per share tax basis)

        Stockholder will be subject to long-term capital gains tax on $6.42, the difference between her basis in one-half of a share of Sub common stock ($8.58) and the $15.00 in cash she received as payment for her half share of Sub common stock ($15.00 - $8.58 = $6.42).



                                       16